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                                                                     Exhibit 4.5

                      DIAMONDCLUSTER INTERNATIONAL, INC.
                            2000 STOCK OPTION PLAN

                Form of 2000 NON-PARTNER STOCK OPTION AGREEMENT
                -----------------------------------------------


     WHEREAS, DiamondCluster International, Inc., a Delaware corporation (the "Company"), has adopted the DiamondCluster International, Inc. 2000 Stock Option Plan, as amended from time to time and incorporated herein (the "Plan"), which provides for, among other things, the grant of qualified and/or nonqualified stock options to employees of the Company as selected by the Committee to purchase shares of $.001 par value common stock of the Company;

     WHEREAS, the individual designated on the attached "Notice of Grant of Stock Options" (the "Optionee") has been selected by the Committee to receive an Option in accordance with the provisions of the Plan; and

     WHEREAS, the parties hereto desire to evidence in writing the terms and conditions of the Option.

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements herein contained and as an inducement to the Optionee to begin employment with the Company or to continue as an employee of the Company, the parties hereto hereby agree as follows:

     1.   Definitions.
          -----------

     All capitalized terms used herein shall have the same meanings as are ascribed to them in the Plan, unless expressly provided otherwise in this Agreement.

          "Agreement" means this Stock Option Agreement.

          "Committee" means the Company's Management Committee, as constituted from time to time, or any other committee appointed by the board of directors of the Company.

          "Date of Grant" means the date this Option is granted, as set forth in the Notice of Grant.

          "Disability" means any medically determinable physical or mental impairment which prevents the Optionee from engaging in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. Disability shall be determined by the Committee based upon medical reports and other evidence satisfactory to the Committee.

          "Employee" means an employee of the Company.

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          "Exercise Price" means the purchase price of the Option Shares, as set forth in the Notice of Grant.

          "Expiration Date" means the termination date of the Option, as set forth in the Notice of Grant.

          "Fair Market Value" means the average of the closing price of a share of Class A common stock on the NASDAQ National Market System for the ten trading days immediately preceding the Date of Grant.

          "Notice of Grant" means the "Notice of Grant of Stock Options" attached hereto and incorporated herein by reference.

          "Option" means the option to purchase shares of Stock evidenced by this Agreement and the Notice of Grant.

          "Option Shares" means the shares of Stock subject to the Option.

          "Stock" means the $.001 per share par value Class A or Class B common stock of the Company.

          "Vest Date" means the date upon which the Option becomes vested, as set forth in the Notice of Grant.

          "VSRA" means that certain Second Amended and Restated Voting and Stock Restriction Agreement dated as of the 4th day of August, 1997, among the Company and the stockholders of the Company, as amended from time to time.

     2.   Grant of Option.
          ---------------

     The Committee hereby awards to the Optionee this Option to purchase all or any part of the Option Shares at the Exercise Price, on the terms and conditions set forth herein and subject in all respects to the terms and provisions of the Plan and the Notice of Grant, which terms and conditions are incorporated herein by reference.

     3.   Restrictions on Transfer.
          ------------------------

     This Option may not be transferred, assigned, pledged or hypothecated in any way and will not be subject to execution, attachment or similar process, except by will or under the laws of descent and distribution.

     4.   Vesting of Option.
          -----------------

          (a) This Option is exercisable only upon and after the Vest Date.

          (b) The Optionee's vesting rights herein are predicated upon the Optionee's continuous employment with the Company from the Date of Grant to the Vest Date. Except as provided below, no portion of this Option shall vest after the date the

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     Optionee ceases to be an Employee for any reason, and any unvested portion of this Option in such case shall be canceled as of that date.

          (c) Notwithstanding anything to the contrary in this Agreement or the Notice of Grant, if the Optionee dies or suffers a Disability prior to a Vest Date, and the Optionee was an Employee at the time of such death or Disability, or if the Optionee retires (i) at or after age 62 or (ii) at or after age 50 and after accruing five years of service as a Partner of the Company after February 25, 1997, the unvested portion of this Option shall automatically vest on the date of such death, Disability or retirement.

     5.   When Option May Be Exercised.
          ----------------------------

          (a) Except as otherwise provided in this section, the vested portion of this Option shall be exercised, if at all, by the Optionee at any time before the Expiration Date.

          (b) If the Optionee ceases to be an Employee because of death, the Optionee's vested Options shall be exercised, if at all, by the person or entity (including the Optionee's estate) that has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution, at any time before the Expiration Date.

          (c) If the Optionee ceases to be an Employee because of Disability, the Optionee's vested Options must be exercised, if at all, not later than twelve months following the date the Optionee ceases to be an Employee.

          (d) If the Optionee ceases to be an Employee for any reason other than death or Disability, the Optionee's vested Options must be exercised, if at all, not later than ninety (90) days following the date the Optionee ceases to be an Employee. Any unvested portion of this Option terminates immediately upon the cessation of employment of the Optionee.

          (e) The Committee shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation or change of control of the Company, as defined by the Committee, to provide for the acceleration of vesting and for settlement, including cash payment, of the Option upon or immediately before the effectiveness of such event.

          (f) Notwithstanding anything else in this Agreement to the contrary, in no event shall the Optionee exercise this Option until the Company, pursuant to the terms of its restated certificate of incorporation, has authorized for issuance the shares issuable upon exercise of this Option.


     6.   Exercise of Option.
          ------------------

          (a) During the Optionee's lifetime, this Option shall be exercisable only by the Optionee or his or her legal representative or guardian. In the event of the Optionee's death, this Option shall be exercisable by the person or entity (including the Optionee's estate) that has obtained the Optionee's rights under the Option by will or under the laws of descent and distribution.

          (b) This Option may be exercised by submitting to the Company: (1) a Notice of Exercise in the form attached hereto as Exhibit A, (2) any other written representations, covenants, and other undertakings that the Company may prescribe pursuant to the VSRA, the Equity Sales Program of the Partner Compensation

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     Program, or any other source, or to satisfy securities laws and regulations or other requirements, and (3) a personal, certified or bank cashier's check payable to the order of the Company in an amount equal to the full purchase price of the Option Shares to be purchased.

          (c) Notwithstanding the foregoing, if permitted by the Committee, payment of such purchase price may be made in (i) previously owned whole shares of Stock (for which the Optionee has good title, free and clear of all liens and encumbrances), having a value determined by the closing price of a share of Stock on the NASDAQ National Market System (the "NASDAQ Price") on the date of exercise, the total amount being equal to the aggregate purchase price of the Option Shares to be purchased, (ii) by authorizing the Company to retain whole shares having a value determined by the NASDAQ Price on the date of exercise, the total amount being equal to the aggregate purchase price of the Option Shares to be purchased, which whole shares would otherwise be issuable upon exercise of the Option, (iii) in cash by a broker-dealer to whom the Optionee has submitted an irrevocable notice of exercise, or (iv) a combination of cash, (i) and
     (ii).

          (d) Upon consent of the Committee, the Optionee may elect to defer delivery of the Option Shares by notifying the Committee and acting in accordance with rules and procedures established by the Committee. Prior to delivery of the deferred Option Shares to the Optionee: (i) the Option Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution;
     (ii) the Optionee shall have none of the rights of a shareholder with respect to the Option Shares; and (iii) nothing contained in this Agreement shall give any rights to the Optionee that are greater than those of a general creditor of the Company.


     7.   Modification of Option.
          ----------------------

     At any time and from time to time the Committee may modify, extend or renew this Option, provided that no such modification, extension or renewal shall impair in any respect the benefit of the Option to the Optionee without the consent of the Optionee.

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     8.   Stockholder Rights.
          ------------------

     The Optionee shall have none of the rights of a stockholder with respect to the Option Shares until: (i) the transfer of such shares to the Optionee has been duly recorded on the stock transfer books of the Company upon the exercise of the Option; and (ii) the Optionee shall execute and deliver to the Company, in the form prescribed by the Company, either a counterpart of the VSRA or an agreement under which the Optionee adopts and agrees to be bound by the VSRA. The certificates representing the Option Shares purchased shall bear the legends provided in the VSRA, the Partner Compensation Program, and other required legends.

     9.   Incentive Stock Option.
          ----------------------

     If the Notice of Grant states that the Option is an incentive stock option, this Option is intended to be and shall for all purposes be treated as an incentive stock option under Section 422 of the Internal Revenue Code (the "Code"). To the extent that the aggregate Fair Market Value (as of the Date of Grant) of the Option Shares issuable under all Options (including this Option) granted to an individual which are exercisable for the first time by such individual during any calendar year exceeds $100,000, such Options shall be treated as Options that are not "incentive stock options" under the Code.

     In the event that the Committee modifies the vesting of the Option or some other action occurs which affects the tax-advantaged treatment of the Option, negatively or positively, or the laws relating to the Option change, this Option shall be treated as an incentive stock option, if so stated in the Notice of Grant, to the maximum extent allowed by law.

     10.  Other Documents.
          ---------------

     The Optionee acknowledges receipt of copies of the Plan and the VSRA, and agrees to all of the respective terms, conditions, restrictions and limitations contained therein.

     11.  Continued Employment.
          --------------------

     The granting of this option is neither a contract nor a guarantee of continued employment; employment is and always will be on an at will basis. The granting of this option is a one-time discretionary act and it does not impose any obligations to offer future stock option grants or awards.

     12.  Personal Data.
          -------------

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     In order to grant options to you, the Company may have had to and may continue to process your personal data that it currently has on record and/or data it may obtain from you in the future. Additionally, the Company may have had to and may continue to transfer (electronically or otherwise) such personal data to other DiamondCluster International, Inc. entities for processing in connection with the granting of options. Such transfer of personal data may be to other DiamondCluster International, Inc. entities outside of your country, in particular to DiamondCluster International, Inc. in the United States, and where necessary, may be further transferred to other DiamondCluster International, Inc. subsidiaries or to outside service providers (such as brokers). Your personal data will be treated as private and confidential and will only be used to the extent necessary in relation to the option grant and to comply with any applicable legal, regulatory, tax or accounting requirements.

     By signing this option agreement you are acknowledging receipt of this notification and you are consenting to the processing and transfer of your personal data as described above. If you withhold your consent to the transfer and processing of your personal data, the Company will not be able to grant you the options.

     13.  Notices.
          -------

     All notices by one party to the other under this Agreement shall be in writing. Any notice under this Agreement to the Committee or to the Company shall be addressed to the Company at Suite 3000, 875 N. Michigan Avenue, Chicago, Illinois 60611, and any notice to the Optionee shall be addressed to the Optionee at the address listed on the Notice of Grant. If mailed by United States mail, properly addressed and proper postage prepaid or if sent by recognized overnight courier service, notice shall be effective on the date of mailing or delivery to such courier. If served personally, notice shall be effective as of the date of delivery to the address of the party to whom the notice is addressed. If the effective date as provided above is not a business day, the effective date shall be the next regular business day. Either party may at any time notify the other in writing of a new address for service of notice upon that party.

     14.  Severability.
          ------------

     If any provision of this Agreement for any reason should be found by any arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality, or enforceability of any remaining provision or portion hereof, which remaining provision or portion shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion eliminated.

     15.  Agreed Forum.
          ------------

     All acts required to be performed by the Optionee hereunder shall be deemed to be performed in Chicago, Cook County, Illinois, and the Optionee hereby submits to the jurisdiction of any state or Federal court located in Chicago, Illinois and waives any and all objections to the jurisdiction of such courts and the venue of any action brought therein.

     16.  Arbitration.
          -----------

     In the event of a dispute relating to this Stock Option Agreement, the parties agree to

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attempt in good faith to resolve the dispute among themselves. If this is unsuccessful, the parties shall attempt to mutually agree on an alternative dispute resolution mechanism. If the parties cannot so agree on an alternative dispute resolution mechanism, then the parties shall submit this dispute to binding arbitration under the Commercial Rules of the American Arbitration Association. The parties shall each bear one-half (1/2) of the costs of the alternative dispute resolution mechanism.

     In the event arbitration is chosen, each party shall select an arbitrator of its choice within 20 days of the giving or receipt of notice of arbitration. The two, in turn, shall choose a third presiding arbitrator. If the two shall be unable to agree upon the presiding arbitrators or if any party fails or refuses to appoint an arbitrator, the appointing authority shall have the power to make an appointment.

     The award of the arbitrators, which shall be in writing and furnished within thirty days of the last day of the hearing, shall be final and binding upon the parties and neither party shall appeal the award to any court. Judgement for enforcement of the award of the arbitrators may be entered in any court having jurisdiction thereof. The parties acknowledge that this provision and any award rendered pursuant to it shall be governed by the federal Uniform Arbitration Act.

     14.  Equitable Relief.
          ----------------

     The Company shall be entitled to enforce the terms and provisions of this Agreement by an action for injunction or specific performance or an action for damages or all of them, or may be made the subject of the arbitration proceedings described in the preceding section.

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     18.  Applicable State Law.
          --------------------

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the __________ day of __________________________________, 200_____.

OPTIONEE:                     THE COMPANY:

                              DiamondCluster International,  Inc.

_________________________     _______________________________________
(Signature)                   Melvyn E. Bergstein
                              Chairman and Chief Executive Officer


_________________________
(Print Name)

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                                   EXHIBIT A

                      DIAMONDCLUSTER INTERNATIONAL, INC.

                              NOTICE OF EXERCISE

     Reference is made to the Notice of Grant having a Date of Grant of and the 2000 Non-Partner Stock Option Agreement, both as accepted by (the "Optionee"). Capitalized terms used herein and not otherwise defined have the meanings assigned to such terms in the 2000 Non-Partner Stock Option Agreement.

The Optionee hereby irrevocably exercises the option for and purchases _______________ shares of Stock.

The full purchase price for the shares of Stock being purchased hereunder, calculated in accordance with the Notice of Grant and the 2000 Non-Partner Stock Option Agreement, is $_______________, and the Optionee is delivering to DiamondCluster International, Inc. (the "Company") simultaneously with the delivery of this Notice of Exercise a personal, certified or bank cashier's check payable to the order of the Company in such amount.

The shares of Stock being purchased hereunder are being acquired for the Optionee's own account and not with a view to distribution thereof in violation of applicable Federal or state securities laws.

The Optionee hereby agrees to be bound, with respect to the shares of Stock being purchased hereunder, by the VSRA, and agrees to execute or adopt such VSRA in the form as required by the Company, as a condition to receipt of the Stock.

The Optionee requests that certificates for the shares of Stock being purchased hereunder be issued in the name of and delivered to the following person and address:

                         ____________________________
                         ____________________________
                         ____________________________



Dated as of:____________________           ___________________________
                                           (Signature)
                                           ___________________________
                                           (Name)


                    (to be executed only upon exercise of the Option)

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